Goodwin Procter LLP Counselors at Law 4365 Executive Drive San Diego, CA 92121 T: 858.202.2700 F: 858.457.1255

EXHIBIT 5.2

April 8, 2010

NexMed, Inc.
6330 Nancy Ridge Road, Suite 103
San Diego, California 92121

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) common stock, par value $0.001 per share (the “Common Stock”), of NexMed, Inc., a Nevada corporation (the “Company”), (ii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company ( the “Debt Securities”) and (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”). The Common Stock, Preferred Stock, Debt Securities and Warrants are sometimes referred to collectively herein as the “Securities.”  The Registration Statement registers an unspecified number of shares of Common Stock and Preferred Stock, an unspecified number of Warrants and an unspecified principal amount of Debt Securities.  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below.

The opinion expressed below is limited to California law.

Express assumptions to which the opinions set forth below are subject are as follows:

•	the Company continues to be validly existing as a corporation;

•
all required authorizations and approvals have been received from, and all notices given to and documents filed with, governmental authorities and regulatory bodies to the extent required by applicable law;

NexMed, Inc.
April 8, 2010

•
after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock committed to be issued upon the exercise, exchange, conversion or settlement, as the case may be, of any security then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company’s Articles of Incorporation, as amended and then in effect (the “Charter”); and

•
with respect to Debt Securities, (a) the indenture or a supplemental indenture relating to such Debt Securities shall have been duly authorized, executed and delivered and/or (b) the terms of such Debt Securities shall have been established in conformity with the applicable indenture or supplemental indenture and applicable law and (c) such Debt Securities shall have been duly authorized, executed and delivered in accordance with the applicable indenture or supplemental indenture and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that the Debt Securities will be valid and binding obligations of the Company.

The opinions expressed above, as they relate to the Debt Securities, are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP